UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2015

PARK ELECTROCHEMICAL CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville, New York		11747

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.     This amendment to Form 8-K is only to correct the titles of Messrs. Shore, Farabaugh and Gilhuley in the table below.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f).       Determination of Cash Bonus Awards for Fiscal Year 2015.

On October 28, 2015, the Compensation Committee of the Board of Directors of Park Electrochemical Corp. (the "Company") approved cash bonus awards for the Company's executive officers identified below for the fiscal year ended March 1, 2015. Other compensation for fiscal year 2015 was previously reported by the Company in the Summary Compensation Table beginning on page 13 of the definitive proxy statement, dated June 19, 2015, for its 2015 Annual Meeting of Shareholders on July 21, 2015 (filed with the Securities and Exchange Commission on June 18, 2015) (the "Proxy Statement"). As of the filing of the Proxy Statement, cash bonuses for executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards for the named executive officers for fiscal year 2015 are set forth below.

	Fiscal 2015
Name and Principal Position	Cash Bonus Award	Total Compensation

Brian E. Shore Chairman of the Board and Chief Executive Officer	$-0-	$621,268

P. Matthew Farabaugh Vice President and Chief Financial Officer	16,000	264,743

Christopher T. Mastrogiacomo President and Chief Operating Officer	50,000	542,233

Stephen E. Gilhuley Executive Vice President – Administration and Secretary	17,500	310,042

Constantine Petropoulos Vice President and General Counsel	25,000	248,900

Total compensation in the table above consists of salaries, bonuses, the grant date fair values of stock options granted to each of the named executive officers and the amounts of the Company’s annual profit sharing contributions to the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan.

Mr. Shore’s compensation shown in the table above for the 2015 fiscal year consisted of salary of $336,368 and the fair value of stock options granted for the 2015 fiscal year of $ 284,900.

As reported in the Proxy Statement, Mr. Shore has declined to accept the Compensation Committee’s offer of a salary increase and a bonus each year since the Company’s 2001 fiscal year, except for bonuses for the 2008 through 2014 fiscal years, which he donated in their entirety to charity.

As also reported in the Proxy Statement, in November 2014, Mr. Shore voluntarily reduced his salary by 20% for an indefinite period as a gesture of solidarity with the employees of the Company’s Nelco Products, Inc. and Neltec, Inc. business units in Fullerton, California and Tempe, Arizona who were working reduced hours or four-day work weeks in response to the weak market in North America for the Company’s high-end electronic materials products, and the four other executive officers of the Company identified above voluntarily reduced their salaries by 10%. Such salary reductions, other than Mr. Shore’s salary reduction, were discontinued effective January 5, 2015, and such salaries were restored effective as of that date to the amount that existed immediately prior to such reductions; and as a result of the restoration, effective January 5, 2015, of the salaries and full work weeks of the Company’s Nelco Products, Inc. and Neltec, Inc. employees, Mr. Shore discontinued his salary reduction, effective March 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: November 4, 2015	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President-Administration
and Secretary